Exhibit 10.1

EXECUTION VERSION

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (this “Agreement”) is by and among Kevin Riley (the “Individual”), Riley Permian Operating Company, LLC (the “Company”), and Riley Exploration Permian, Inc. (“REPX”).

RECITALS

WHEREAS, the Individual has been employed by the Company as its President.

WHEREAS, the Individual previously entered into that certain Employment Agreement with Riley Exploration – Permian, LLC dated as of April 1, 2019 which Employment Agreement was subsequently assigned to the Company and which the Individual and the Company amended pursuant to that certain Amendment No. 1 to Employment Agreement between them dated as of June 8, 2019 (the “Employment Agreement”).

WHEREAS, the Individual has decided to voluntarily resign his employment with the Company effective as of December 31, 2023 (“Separation Date”).

WHEREAS, the parties desire to enter into this Agreement to reflect their mutual undertakings, promises, and agreements concerning the resignation of the Individual’s employment with the Company and payments and benefits to the Individual upon or by reason of such ending.

NOW THEREFORE, in exchange for the valuable consideration paid or given under this Agreement, the receipt, adequacy, and sufficiency of which is acknowledged, the parties knowingly and voluntarily agree to the following terms:

TERMS

1.
Separation Date; Effect of Separation.  Pursuant to the Individual’s voluntary resignation of employment without Good Reason (as defined in the Employment Agreement), the Individual’s employment with the Company shall terminate effective as of the Separation Date.  Effective as of the Separation Date, the Individual shall be deemed to have voluntarily resigned, and does hereby voluntarily resign, from all other corporate, board, and other offices or positions, if any, he held with the Company, REPX, RPC Power LLC (“RPC”), and their affiliates and any employee benefit plans maintained by the Company, REPX, RPC, or their affiliates.  For purposes of this Agreement, “affiliate” means, with respect to the Company, REPX, or RPC, any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company, REPX, or RPC.  As of the Separation Date, the Individual shall incur a separation from service from the Company within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).

2.
Termination of Employment Agreement; Continuing Obligations.  In consideration of the mutual promises and undertakings in this Agreement, the parties agree that the Employment Agreement shall be terminated as of the Separation Date.  The parties further agree that, as of the Separation Date, the Company and the other Released Parties (as defined below) shall have no further liabilities, obligations, or duties to the other Individual, and the Individual shall forfeit all rights and benefits, under the Employment Agreement except as provided below.  Notwithstanding the previous two sentences or any other provision of this Agreement, the parties further agree the following post-termination rights and obligations of the parties under the Employment Agreement shall continue in full force and effect according to their terms notwithstanding the termination of the Individual’s employment with the Company, the termination of the Employment Agreement, or the execution of this Agreement:  Sections 11 (Confidential Information), 12 (Non-Competition and Non-Solicitation Restrictive Covenants), 13 (Inventions), 14 (Duties of Confidentiality and Loyalty Under the Common Law), 15 (Survival and Enforcement of Covenants; Remedies), 16 (Successors and Assigns), 17 (Waiver of Right to Jury Trial), 18 (Attorneys’ Fees and Other Costs), 19 (Entire Agreement), 21 (Amendment), 22 (Waiver), 23 (Severability), 24 (Governing Law; Venue), 25 (Third-Party Beneficiaries), 27 (Code Section 409A), 30 (Cooperation), 31 (Survival), and 32 (Notices) (together, the “Continuing Obligations”).  The Individual acknowledges and agrees that he has fully complied with such Continuing Obligations at all times before he signs this Agreement and that he intends to, and shall, fully comply with such Continuing Obligations after he signs this Agreement.

3.
Final Pay and Benefits.  The Individual shall receive the following payments and benefits in accordance with the existing policies of the Company, or at the sole discretion of the Company, pursuant to his employment with the Company and his participation in its employee benefit plans:

a.
Final Pay.  The Individual shall be entitled to payment of his regular base salary through the Separation Date plus payment in the amount of $42,786.82 for his accrued, unused vacation existing as of immediately before the Separation Date.  This payment is subject to applicable taxes and withholdings and shall be paid to the Individual on or before the Company’s first regularly scheduled payday following the Separation Date.  Other than as provided otherwise in this Agreement, the Individual shall not receive any commissions, bonuses, separation or severance benefits, or other forms or remuneration or compensation in connection with his employment with the Company or any other arrangement with the Company, REPX, RPC, or their affiliates after the Separation Date.

b.
Vested 401(k) Plan Benefits.  Following the Separation Date, the Individual shall receive payment or other entitlement, in accordance with the terms of the applicable plan or as required by applicable law, of any 401(k) plan benefits to which he has a vested entitlement as of the Separation Date under the terms of the employee benefit plan of the Company.  Notwithstanding the previous sentence, the Individual shall remain solely responsible for repayment of his 401(k) loan from the Company’s 401(k) plan.

c.
Right to Continue Certain Insurance Benefits.  The Individual shall have the right to continue after the Separation Date his group health, dental, and vision insurance benefits, if any, for himself and his dependents, at his own expense (except as provided below) in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).  The Individual should complete an insurance continuation election form, which will be furnished to him under separate cover, and timely return it if he wishes to apply to continue his insurance coverage under COBRA.

d.
Reimbursement of Business Expenses.  The Individual shall be entitled to receive reimbursement of reasonable business expenses properly incurred by him in accordance with Company policy before the Separation Date.  Any such reimbursement must be based on substantiating documentation provided by the Individual within 30 days after the Separation Date.

4.
Separation Benefits.  Contingent upon the Individual’s timely acceptance and non-revocation of this Agreement, the Company and REPX, as applicable, shall provide him with the following separation benefits (the “Separation Benefits”):

a.
Separation Pay.  The Company shall pay the Individual an amount equal to $445,000.00, minus applicable taxes and withholdings, as separation pay (the “Separation Pay”) in equal or nearly equal installments over a period of 12 months beginning on the Company’s regularly scheduled first payday after the Effective Date (as defined below) of this Agreement and continuing thereafter on the Company’s regularly scheduled paydays during such period until paid in full.

b.
Payment of Certain COBRA Premiums.  If the Individual timely elects to continue insurance coverage under the Company’s group health plan for himself, his spouse, and/or his dependents under COBRA following the Separation Date, the Company shall pay on his behalf the monthly premium costs he incurs (in an amount not to exceed $1,943.01 per month) for such coverage, provided that he notifies the Company in writing within five days after he becomes eligible for group health insurance coverage, if any, through subsequent employment.  The Company shall pay the monthly amounts just described for 12 months (i.e., for 12 months between January 2024 and December 2024) or until the Individual becomes eligible for group health insurance coverage due to subsequent employment, whichever is sooner.

c.
Retention and Vesting of Certain Restricted Stock Shares.  Pursuant to the REPX Amended and Restated 2021 Long Term Incentive Plan (the “LTIP”), that certain Substitute Restricted Stock Agreement (Time Vesting) between the Individual and REPX dated February 26, 2021, that certain Common Stock Award Agreement between the Individual and REPX dated April 1, 2021, that certain Restricted Stock Agreement (Time Vesting) between the Individual and REPX dated October 1, 2021, that certain Restricted Stock Agreement (Time Vesting) between the Individual and REPX dated September 27, 2022, that certain Restricted Stock Agreement (Time Vesting) between the Individual and REPX dated October 9, 2023 (such agreements, the “Award Agreements”), REPX granted the Individual certain restricted stock shares which were subject to the vesting, forfeiture, and other terms and conditions of the LTIP and the Award Agreements (the “Restricted Shares”).  The Individual shall retain all Restricted Shares which were vested as of immediately before the Separation Date (the “Vested Shares”).  Twenty thousand (20,000) of the remaining Restricted Shares from the Award Agreement dated October 9, 2023 shall be automatically forfeited effective as of the Separation Date and, notwithstanding any provision of the LTIP or the Award Agreements to the contrary, sixty-four thousand, eight hundred eighty-seven (64,887) unvested Restricted Shares shall not be forfeited as of the Separation Date and shall continue to vest in accordance with the vesting schedules set forth in the Award Agreements as though the Individual’s employment had not terminated on the Separation Date (the “Continuing Restricted Shares”).  Notwithstanding any other provision of this Agreement, the Vested Shares and the Continuing Shares shall remain subject to the otherwise applicable forfeiture and other terms and conditions of the LTIP and the Award Agreements.

d.
Advisory Services and Fee.  Between January 1, 2024 and January 31, 2024, (the “Advisory Period”), the Individual shall assist the Company on an independent contractor basis in transitioning his duties, responsibilities, and authorities to other Company personnel and shall cooperate fully and completely with the Company, at its request, in all matters in which it reasonably requests assistance, including without limitation in all matters relating to the transition of his duties, responsibilities, and authorities for the Company, REPX, RPC, and their affiliates (the “Advisory Services”).  The Advisory Services include but are not limited to the Individual promptly responding to telephone calls, e-mails, text messages, and other communications from the Company or its employees, representatives, or advisors, and meeting with such individuals at reasonable times upon their request, and promptly providing any reasonably requested assistance and information and performing any reasonably requested duties to the best of his ability.  The Individual shall perform such Advisory Services from his home office or any other location reasonably requested by the Company, including at any owned or operated wells, fields, or other locations of the Company, and shall be permitted to continue to use in the ordinary course of business the technology and equipment of the Company during the Advisory Period for the limited purposes of properly performing the Advisory Services in good faith and pursuing subsequent employment.  During the Advisory Period, the Individual shall not directly or indirectly (i) retain his current title or position or previous responsibilities or authorities on behalf of the Company, REPX, RPC, or their affiliates which he enjoyed as of immediately before the Separation Date, (ii) authorize any expenditure on behalf of the Company, REPX, RPC, or their affiliates without prior written permission from the Company’s Chief Executive Officer, (iii) have any authority to bind, commit, or make warranties for or on behalf of any of the Company, REPX, RPC, or their affiliates to any third party, or to otherwise act as an agent of the Company, REPX, RPC, or their affiliates, in each case without prior written consent of the Company’s Chief Executive Officer, (iv) incur any business expenses without prior written consent of the Company’s Chief Executive Officer, or (v) remove from Company’s premises or delete, as applicable, any physical documents or Confidential Information (as defined in the Employment Agreement) or copies of same without prior written consent from the Company’s Chief Executive Officer (the “Advisory Service Limitations”).  In exchange for the Advisory Services and subject to the Advisory Service Limitations, the Company shall pay the Individual an Advisory Services fee equal to $37,083.00 on or before February 15, 2024 (the “Advisory Services Fee”) and shall issue a Form 1099 to the Individual for the Advisory Services Fee.  The Individual shall be solely responsible for the payment of any taxes arising from the payment of the Advisory Services Fee.

e.
Agreement to Limit Geographic Scope of Non-Compete Continuing Obligations.  The Company shall and does hereby agree to delete and replace Section 12(c)(i) of the Employment Agreement in its entirety with the following provision:

“Beginning on the Effective Date and continuing for 12 months after the termination of Employee’s employment with the Company, regardless of the reason for such termination (the “Restricted Period”), Employee shall not directly or indirectly (including without limitation through any family member or Affiliate) (i) have any ownership interest in, serve as an officer, director, consultant, independent contractor, subcontractor, employee, or in any other capacity similar to the capacity in which Employee served the Company or the Company Group, in any business or activity that is in engaged in leasing, acquiring, exploring, developing, or producing hydrocarbons and related products within the boundaries of, or within a five-mile radius of the boundaries of, (A) any mineral property interest of the Company, the Company Group, or their Affiliates (including, without limitation, a mineral lease, overriding royalty interest, production payment, net profits interest, mineral fee interest, or option or right to acquire any of the foregoing, or an area of mutual interest as designated pursuant to contractual agreements between the Company, the Company Group, or their Affiliates and any third party), (B) any other property on which the Company, the Company Group, or their Affiliates have an option, right, license, or authority to conduct or direct exploratory activities, such as three dimensional seismic acquisition or other seismic, geophysical and geochemical activities, or (C) any producing well or any well-in-progress being drilled and/or completed by the Company, the Company Group, or their Affiliates, in each case in (A), (B), and (C) during the Term or as identified by the Company in writing as of or following the Termination Date, as applicable, in Yoakum County, Texas or Eddy County, New Mexico (the “Restricted Area”) . . .”

5.
Return of Property and Information.  On or before the end of the Advisory Period, the Individual shall return to the Company or the other Released Parties (as defined below) any and all items of its or their property, including without limitation all copies of all Confidential Information (as defined in the Employment Agreement), badge/access cards, computers, files, seismic data, applicable passwords, software, cellular telephones, iPhones, iPads, android devices, tablets, other personal digital assistants, equipment, credit cards, forms, files, manuals, correspondence, business records, personnel data, lists of employees, salary and benefits information, training materials, computer tapes and diskettes or other portable media, computer-readable files and data stored on any hard drive or other installed device, and data processing reports, and any and all other documents or property which he has had possession of or control over during his employment with the Company and services to the Company, REPX, RPC, and their affiliates.  The Individual’s obligations under this paragraph supplement, rather than supplant, the Continuing Obligations and his obligations under the common law.  By signing below, the Individual hereby consents to permitting the Company or its designee to remove (either directly or via remote wiping) all Confidential Information and other property belonging to the Company and the other Released Parties from any electronic device owned or controlled by him.  The Individual’s obligations under this paragraph shall not apply to, and the Individual may retain copies of, (a)  the Employment Agreement, the LTIP, and the Award Agreements, (b) personnel, benefit, or payroll documents concerning only him, and (c) documents related to his ownership of REPX’s common stock or the retention of the Vested Shares and the Continuing Restricted Shares.

6.	General Release and Covenant not to Sue.

a.
Full and Final Release by Releasing Parties.  The Individual, on behalf of himself and his spouse, other family members, heirs, successors, and assigns (collectively, the “Releasing Parties”), hereby voluntarily, completely, and unconditionally to the maximum extent permitted by applicable law releases, acquits, waives, and forever discharges any and all claims, demands, liabilities, and causes of action of whatever kind or character, whether known, unknown, vicarious, derivative, direct, or indirect (individually a “Claim” and collectively the “Claims”), that he or they, individually, collectively, or otherwise, may have or assert against the Released Parties (as defined below).

b.
Claims Included.  This release includes without limitation any Claim arising out of or relating in any way to (i) the Individual’s employment or the termination of his employment with the Company, his other positions for the Company, REPX, RPC, and their affiliates, or with the employment practices of any of the Released Parties; (ii) any federal, state, or local statutory or common law or constitutional provision that applies, or is asserted to apply, directly or indirectly, to the formation, continuation, or termination of the Individual’s employment relationship with the Company, including but not limited to the Age Discrimination in Employment Act (“ADEA”); (iii) any contract, agreement, or arrangement between, concerning, or relating to the Individual and any of the Released Parties, and any termination of such contract agreement or arrangement, including without limitation any Claim to any payments or other compensation or benefits under the Employment Agreement, the LTIP, or the Award Agreements not provided for in this Agreement; and (iv) any other alleged act, breach, conduct, negligence, gross negligence, or omission of any of the Released Parties.

c.
Claims Excluded.  Notwithstanding any other provision of this Agreement, this release does not (i) waive or release any Claim for breach or enforcement of this Agreement; (ii) waive or release any right or Claim that may not be waived or released by applicable law; (iii) waive or release any right or Claim that may arise under the ADEA after the date this Agreement is signed by the Individual; (iv) prevent the Individual from pursuing any administrative Claim for unemployment compensation or workers’ compensation benefits; or (v) waive or release any right or Claim the Individual may have for indemnification under that certain Indemnity Agreement with REPX dated February 26, 2021, under any applicable state or other law, or under the bylaws or other governing documents of REPX, or under any insurance policy providing directors’ and officers’ coverage for any lawsuit or claim relating to the period when the Individual was a director, officer, or employee of the Company, REPX, RPC, or their affiliates (if any); provided, however, that (A) the Individual’s execution of this Agreement is not a concession or guaranty that the Individual has any such right or Claim to indemnification, (B) this Agreement does not create any additional rights to indemnification, and (C) the Company, REPX, RPC, and their affiliates retain any and all defenses it may have to such indemnification or coverage.  To the extent any Claim arising under applicable federal or state wage and hour law is not waivable, the Individual assigns any such Claim to the Company, and Individual acknowledges that the Company has no obligation to pursue such Claim unless it desires to do so in its sole discretion.

d.
Definition of Released Parties.  The “Released Parties” include (i) the Company REPX, and RPC; (ii) any parent, subsidiary, or affiliate of the Company, REPX, or RPC; (iii) any past or present officer, director, manager, or employee of the entities just described in (i)-(ii), in their individual and official capacities; and (iv) any past or present predecessors, parents, subsidiaries, affiliates, owners, equity holders or shareholders, members, managers, benefit plans, operating units, divisions, agents, representatives, officers, directors, owners, founders, partners, employees, fiduciaries, insurers, attorneys, successors, or assigns of the entities just described in (i)-(iii).

e.
Permitted Activities.  Notwithstanding any other provision of this Agreement but subject to the Individual’s waiver in subparagraph 8(a) below, nothing in this Agreement is intended to, or does, preclude the Individual from (i) contacting, filing a charge or complaint with, providing information to, or cooperating with an investigation being conducted by, any governmental or regulatory agency or body (such as the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities Exchange Commission (“SEC”), or any other federal, state, or local governmental agency, commission, or regulatory body); (ii) assisting another in taking any of the actions in clause (i); (iii) making statements or disclosures regarding any sexual assault or sexual harassment dispute in compliance with the Speak Out Act; (iv) responding truthfully to inquiries by governmental or regulatory agencies or bodies; (v) giving truthful testimony or making statements under oath in response to valid legal process (such as a subpoena) in any legal or regulatory proceeding; (vi) engaging in any other legally protected activities; or (vii) pursuant to 18 U.S.C. § 1833(b), disclosing a trade secret in confidence to a governmental official, directly or indirectly, or to an attorney, if the disclosure is made solely for the purpose of reporting or investigating a suspected violation of law, or if the disclosure is made in a document filed under seal in a lawsuit or other proceeding, and a party cannot be held criminally or civilly liable under any federal or state trade secret law for such a disclosure.  In accordance with applicable law and notwithstanding any other provision of this Agreement, nothing in this Agreement or any of the Company’s policies or agreements applicable to the Individual (i) impedes his right to communicate with the SEC or any other governmental agency about possible violations of federal securities or other laws or regulations or (ii) requires him to provide any prior notice to the Company or obtain the Company’s prior approval before engaging in any such communications.

f.
Covenant not to Sue.  Except as permitted above or by law that may supersede the terms of this Agreement, to the maximum extent permitted by applicable law, the Individual covenants not to sue or to file or cause to be filed any Claim released by this Agreement in any court. The Individual represents and warrants that he does not have any charge, complaint, other proceeding against the Company, REPX, RPC, or any of the other Released Parties pending before court or any federal, state, or local regulatory or fair employment practices agency as of the date he signs this Agreement.

7.	Confidentiality; Non-Disparagement; and Cooperation.

a.
Confidentiality.  Except as requested by the Company, REPX, RPC, or the other Released Parties, as permitted above or by law that may supersede the terms of this Agreement, or as compelled by valid legal process, the Individual shall treat as Confidential Information (as defined in the Employment Agreement) the fact and terms of this Agreement and shall not disclose such information to any party other than his spouse, attorney, and accountant or tax advisor.

b.
Non-Disparagement and Waiver of Related Rights.  Except as requested by the Company or the other Released Parties, as permitted above or by law that may supersede the terms of this Agreement, or as compelled by valid legal process, the Individual shall not before or after the Separation Date make to any other parties any statement, oral or written, which directly or indirectly impugns the quality or integrity of the Company’s, REPX’s, RPC’s, or any of the other Released Parties’ business or employment practices, or any other disparaging or derogatory remarks about the Company, REPX, RPC, or any of the other Released Parties, their officers, directors, managers, shareholders, managerial personnel, or other employees. In executing this Agreement, the Individual acknowledges and agrees that he has knowingly, voluntarily, and intelligently waived any (i) free speech, free association, free press, or First Amendment to the United States Constitution (including, without limitation, any counterpart or similar provision or right under any state constitution) rights to disclose, communicate, or publish any statements prohibited by this subparagraph and (ii) right to file a motion to dismiss or pursue any other relief under the Oklahoma Citizens Participation Act or similar state law in connection with any Claim filed against him by the Company, REPX, RPC, or any of the other Company Released Parties arising from any alleged breach of this Agreement or the Continuing Obligations.

c.
Cooperation.  The Individual shall cooperate fully and completely with the Company, REPX, and any of the other Released Parties, at their request, in all pending and future litigation, investigations, arbitrations, and/or other fact-finding or adjudicative proceedings, public or private, involving the Company, REPX, RPC, or any of the other Released Parties.  This obligation includes but is not limited to the Individual promptly meeting with counsel for the Company, REPX, RPC, or the other Released Parties at reasonable times upon their request, providing information and documentation related to any such matters within his possession or under his control upon their request, and providing testimony in court, before an arbitrator or other convening authority, or upon deposition that is truthful, accurate, and complete, according to information known to the Individual.  If the Individual provides cooperation under this subparagraph (including without limitation if the Individual appears as a witness in any pending or future litigation, arbitration, or other fact-finding or adjudicative proceeding at the request of the Company, REPX, RPC, or any of the other Released Parties), the Company shall reimburse him, upon submission of substantiating documentation, for necessary and reasonable out-of-pocket expenses incurred by him as a result of such cooperation (not including attorneys’ fees).

8.	Waiver of Certain Rights.

a.
Right to Individual Monetary Relief Not Provided in this Agreement.  The Individual waives any right to individual monetary relief from the Company, REPX, RPC, or the other Released Parties, whether sought directly by him or in the event any administrative agency or other public authority, individual, or group of individuals should pursue any Claim on his behalf; and he shall not request or accept from the Company, REPX, RPC, or the other Released Parties, as compensation or damages related to his employment or the termination of his employment with any of the Released Parties, any individual monetary relief that is not provided for in this Agreement. Notwithstanding the previous sentence, this Agreement shall not bar or impede in any way the Individual’s ability to seek or receive any monetary award or bounty from any governmental agency or regulatory or law enforcement authority in connection with protected whistleblower activity.

b.
Right to Class- or Collective-Action Initiation or Participation. The Individual waives the right to initiate or participate in any class or collective action with respect to any Claim against the Company, REPX, RPC, or the Released Parties, including without limitation any Claim arising from the formation, continuation, or termination of his employment relationship with any of the Released Parties.

9.
No Violations.  The Individual represents and warrants that he is not aware of any material violations or alleged material violations of the Company’s standards of business conduct or personnel policies, of the Company’s integrity or ethics policies, or any other material misconduct or alleged material misconduct by the Company or any of the other Released Parties, in each case which was not disclosed to the Company before the date he signs this Agreement.

10.	Remedies.

a.
Remedies.  Notwithstanding any other provision in this Agreement, the Company’s obligation to provide the Separation Benefits to the Individual is subject to the condition that he materially complies with his obligations under this Agreement and the Continuing Obligations.  The Company and REPX shall have the right to suspend or cease providing any part of the Separation Benefits, and the Individual shall immediately return to the Company and REPX all Separation Benefits previously received by him, if the Individual materially breaches any such obligations, but all other provisions of this Agreement shall remain in full force and effect.

b.
Non-Exclusive Rights and Remedies.  The Company’s rights and remedies under this paragraph shall be in addition to any other available rights and remedies should the Individual breach any applicable obligations under this Agreement.

11.
Trading Obligations.  The Individual understands and acknowledges that he is subject to the insider trading policies and procedures (the “Insider Trading Procedures”) of REPX and, as such, may not trade in REPX’s securities in accordance therewith until any material, nonpublic information he possesses has become public or is no longer material.  For avoidance of doubt, the Individual understands and acknowledges that he shall remain subject to the general insider trading limitations applicable under the Insider Trading Procedures of REPX, including the trading window, blackout and pre-clearance procedures, until at least the third business day after REPX’s public announcement of financial results for the fiscal year ended December 31, 2023.  Notwithstanding the foregoing, the Individual shall comply with all federal and state securities laws applicable to the trading of REPX’s securities with knowledge of material non-public information regarding REPX.

12.
Nonadmission of Liability or Wrongdoing.  The Individual acknowledges that (a) this Agreement shall not in any manner constitute an admission of liability or wrongdoing on the part of the Company or any of the other Released Parties; (b) the Company and the other Released Parties expressly deny any such liability or wrongdoing; and, (c) except to the extent necessary to enforce this Agreement, neither this Agreement nor any part of it may be construed, used, or admitted into evidence in any judicial, administrative, or arbitral proceedings as an admission of any kind by the Company or any of the other Released Parties.

13.
Mutual Jury Trial Waiver.  THE PARTIES HEREBY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM AGAINST THE OTHER ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION FOR BREACH OR ENFORCEMENT OF THIS AGREEMENT.

14.
Authority to Execute.  The Individual represents and warrants that he has the authority to execute this Agreement on behalf of all the Releasing Parties. Likewise and reciprocally, the Released Parties represent and warrant that the signatories below have the authority to execute this Agreement on behalf of all the Released Parties.

15.
Governing Law; Venue; Severability; Interpretation.  This Agreement and the rights and duties of the parties under it shall be governed by the laws of the State of Oklahoma, without regard to any conflict-of-laws principles.  Exclusive venue for any Claim between the parties which arises out of or relates to this Agreement is in any state or federal court of competent jurisdiction that regularly conducts proceedings in Oklahoma  County, Oklahoma.  Nothing in this Agreement, however, precludes either party from seeking to remove a civil action from any state court to federal court.  The provisions of this Agreement shall be severable.  If any one or more provisions of this Agreement may be determined by a court of competent jurisdiction to be illegal or otherwise unenforceable, in whole or in part, such provision shall be considered separate, distinct, and severable from the other remaining provisions of this Agreement, such a determination shall not affect the validity or enforceability of such other remaining provisions, and in all other respects the remaining provisions of this Agreement shall be binding and enforceable and remain in full force and effect.  If any provision of this Agreement is held to be unenforceable as written by a court of competent jurisdiction but may be made to be enforceable by limitation, then such provision shall be enforceable to the maximum limit permitted by applicable law.  The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

16.
Assignment.  The Individual’s obligations, rights, and benefits under this Agreement are personal to him and shall not be assigned to any person or entity without written permission from the Company.  The Company may assign this Agreement without the Individual’s further consent. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns.  The Individual represents and warrants that he has not assigned any part of the Claims by this Agreement to anyone, and that no person or entity is or may be entitled to any portion of the Separation Benefits, either by subrogation or otherwise.   THE INDIVIDUAL SHALL RELEASE, INDEMNIFY, DEFEND, AND HOLD HARMLESS THE RELEASED PARTIES FROM ANY AND ALL CLAIMS DERIVATIVE OF HIS OWN THAT ARE MADE AGAINST ANY OF THE RELEASED PARTIES, INCLUDING THE AMOUNT OF ANY SUCH CLAIMS ANY OF THE RELEASED PARTIES ARE COMPELLED TO PAY.

17.
Expiration Date.  The offer of this Agreement by the Company and REPX shall expire after a period of 21 days after the date the Individual first received this Agreement for consideration (the “Expiration Date”).  Changes to this Agreement, whether material or immaterial, shall not restart the running of the consideration period.  The Individual may accept the offer at any time before the Expiration Date by signing this Agreement in the space provided below and returning it to the attention of the Company so that the signed Agreement is received no later than the close of business on the Expiration Date.

18.
Limited Revocation Right; Effect of Revocation. After signing this Agreement, the Individual shall have a period of seven days to reconsider and revoke his acceptance of this Agreement if he wishes (the “Revocation Period”). If the Individual chooses to revoke his acceptance of this Agreement, he must do so by providing written notice to the Company before the eighth day after signing this Agreement, in which case this Agreement shall not become effective or enforceable.

19.
Effective Date.  This Agreement shall become effective and enforceable upon the expiration of seven days after the Individual signs it (the “Effective Date”), provided that he signs the Agreement on or before the Expiration Date and does not revoke his acceptance of the Agreement during the Revocation Period.

20.
Knowing and Voluntary Agreement.  The Individual acknowledges that (a) he has been advised by this paragraph of his right to consult with an attorney of his choice before signing this Agreement; (b) he has had a reasonable period in which to consider whether to sign this Agreement; (c) he fully understands the meaning and effect of signing this Agreement; and (d) his signing of this Agreement is knowing and voluntary.

21.
Independent Consideration; Common-Law Duties.  Whether or not expressly stated in this Agreement, all obligations and undertakings the Individual makes and assumes in this Agreement are in consideration of the mutual promises and undertakings in this Agreement.  In addition, the Individual acknowledges and agrees that neither the Company, REPX, RPC, nor any of the other Released Parties has any legal obligation to provide the consideration offered to him under this Agreement to him outside of this Agreement.

22.
Entire Agreement.  This Agreement, the Employment Agreement, and the Award Agreements contain and represent the entire agreements of the parties with respect to their subject matters, and supersede all prior agreements and understandings, written and oral, between the parties with respect to their subject matters.  Notwithstanding the preceding sentence, nothing in this Agreement shall be interpreted or construed as relieving the Individual of complying with the Continuing Obligations.  The Individual agrees that neither the Company, REPX, RPC, nor any of the other Released Parties has made any promise or representation to him concerning this Agreement not expressed in this Agreement, and that, in signing this Agreement, he is not relying on any prior oral or written statement or representation by the Company, REPX, RPC, or any of the other Released Parties outside of this Agreement but is instead relying solely on his own judgment and his attorney.

23.
Modification; Waiver.  No provision of this Agreement shall be amended, modified, or waived unless such amendment, modification, or waiver is agreed to in writing and signed by the Individual and a duly authorized representative of the Company.

24.
Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.  The delivery of this Agreement in the form of a clearly legible facsimile or electronically scanned version by e-mail shall have the same force and effect as delivery of the originally executed document.

25.	Third-Party Beneficiaries. The Released Parties besides the Company and REPX are intended to be third-party beneficiaries of this Agreement and therefore may enforce this Agreement.

26.
Internal Revenue Code Section 409A; Right to Consult Tax Advisor.  The payments and benefits provided under this Agreement are intended to be exempt from Section 409A and this Agreement shall be interpreted and administered in a manner consistent with that intent.  Notwithstanding any contrary provision in this Agreement, the Individual shall be solely responsible for any risk that the tax treatment of all or part of any payments provided by this Agreement may be affected by Section 409A, which may impose significant adverse tax consequences on him, including accelerated taxation, a 20% additional tax, and interest.  The Individual therefore has the right, and is encouraged by this paragraph, to consult with a tax advisor of his choice before signing this Agreement.

[Signature Page Follows]

AGREED as of the dates signed below:

RILEY PERMIAN OPERATING COMPANY, LLC		THE INDIVIDUAL

By:	/s/ BETH DI SANTO	By:	/S/ KEVIN RILEY
	Beth di Santo		Kevin Riley
General Counsel and Corporate Secretary

Date Signed: 12/21/23		Date Signed: 12/21/23

RILEY EXPLORATION PERMIAN, INC.

By:	/s/ BETH DI SANTO
Beth di Santo
General Counsel and Corporate Secretary

Date Signed: 12/21/23